UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

NORTHWEST PIPE COMPANY
(Exact name of registrant as specified in its charter)

Oregon	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 NE Park Plaza Drive, Suite 100
Vancouver, WA 98684
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 360-397-6250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NWPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Indemnification Agreement

On December 6, 2022, upon recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of Northwest Pipe Company (the “Company”) approved a customary form of indemnification agreement for use with the Company’s directors and officers designated as officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. Effective upon such approval, the Company began the process of entering into such indemnification agreement with each of said directors and officers. The indemnification agreement clarifies and supplements indemnification provisions already contained in the Company’s Articles of Incorporation and Bylaws and generally provides that the Company shall indemnify the indemnified persons to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines, and other amounts actually and reasonably incurred in connection with their service as a director or officer. The indemnification agreement also provides for rights to advancement of expenses. The Company anticipates that it will enter into substantially similar indemnification agreements with new directors and certain senior officers in the future.

The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the indemnification agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Short Term Incentive Plan

On December 6, 2022, the Compensation Committee of the Board of the Company approved the parameters of the Company’s performance-based cash incentive program (Short Term Incentive Plan or “STI”) for the 2023 fiscal year. The performance goals for the 2023 STI relate to the Company’s level of income before income taxes for 2023 and the Company’s safety performance for 2023. Each Named Executive Officer may earn a bonus based on the level of the Company’s attainment of the performance goals.

For the Chief Executive Officer, the bonus amount ranges from 0% to 200% of his 2023 base salary, and his target bonus amount is 100% of his 2023 base salary. For the Chief Financial Officer and the Executive Vice President, the bonus amount ranges from 0% to 120% of their 2023 base salary, and their target bonus amount is 60% of their 2023 base salary. The other Named Executive Officers’ bonus amounts range from 0% to 100% of their 2023 base salary, and their target bonus amount is 50% of their 2023 base salary.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 6, 2022, in connection with the new United States Securities and Exchange Commission (“SEC”) rules regarding universal proxy cards, the Board of the Company approved the Company’s Amended and Restated Bylaws (the “Bylaws”), effectively immediately. Among other things, the amendments effected by the Bylaws:

•
address the universal proxy rules adopted by the SEC, by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a‑19 under the Exchange Act, including applicable notice and solicitation requirements;

•
enhance procedural mechanics and disclosure requirements in connection with shareholder nominations of directors and submissions of proposals regarding other business at shareholder meetings, including requiring additional information about the ownership of securities; and

• incorporate the language of previously adopted stand-alone bylaw amendments pertaining to virtual shareholder meetings.

The Bylaws also include certain technical, conforming, or modernizing and clarifying changes.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

3.1 Amended and Restated Bylaws

10.1 Form of Indemnification Agreement

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 12, 2022.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Aaron Wilkins
Aaron Wilkins,
Senior Vice President, Chief Financial Officer, and Corporate Secretary